Exhibit 10.2

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Agreement dated October 9, 2013 by and between FAL Minerals, LLC, an Alabama limited liability company (the “Company”), and David Lubin & Associates, PLLC (the “Purchaser’’); and

WHEREAS, FAL Minerals, LLC. owes David Lubin & Associates, PLLC legal fees for services performed in the amount of $10,000.00; and

WHEREAS, David Lubin & Associates, PLLC has agreed to accept a membership interest in lieu of the past legal fees;

NOW THEREFORE, it is agreed as follows:

The terms of this Agreement shall only apply to legal services provided prior to the execution of this Agreement.

The Members agree to issue a TWO (2%) interest in FAL Minerals, LLC. to David Lubin & Associates, PLLC, and each member shall contribute a portion of their interest in proportion to their ownership.

The new Membership Interests shall be as follows:

David Lubin & Associates, PLLC	2%
Eric Weisblum	58.8%
Brazil Gold Corp	19.6%
FAL Exploration Corp	19.6%

Total	100.00%

Each Member shall signify their agreement by signing below.

David Lubin & Associates, LLC

Eric Weisblum

Brazil Gold Corp

FAL Exploration Corp.